Exhibit 10.1

AMERICAN VANGUARD CORPORATION

2022 STOCK INCENTIVE PLAN

(Amended and Restated as of June 1, 2022)

American Vanguard Corporation, having adopted the 1994 Stock Incentive Plan, and having amended and restated the 1994 Stock Incentive Plan on several subsequent occasions, hereby amends and restates the 1994 Stock Incentive Plan its entirety, effective as of June 1, 2022, as follows:

1.	Purposes.

The purposes of the American Vanguard Corporation 2022 Stock Incentive Plan (the “Plan”) are (i) to enable American Vanguard Corporation (the “Company”), a Delaware corporation, and its subsidiaries to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to the Company’s long range success, and (ii) to provide incentives which are linked directly to increases in the Company’s Common Stock, par value $.10 per share (the “Common Stock”), which will inure to the benefit of all stockholders of the Company.

2.	Administration.

(a) The Plan will be administered by a committee of the Company’s Board of Directors (the “Committee”) consisting of two or more directors as the Company’s Board of Directors (the “Board”) may designate from time to time, each of whom shall satisfy such requirements that:

(i) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”);

(ii) the principal securities exchange on which the shares of the Common Stock are then traded (the “Exchange”) may establish pursuant to its rule-making authority for directors serving in such capacity; and

(iii) the Internal Revenue Service may establish for “outside directors” acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) The Committee shall have the authority to construe and interpret the Plan and any Awards (as defined in Section 5 below) granted under the Plan, to establish and amend rules for Plan administration, to set forth the terms and conditions of any Award and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purposes and terms of the Plan and the charter of the Committee, and shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law. The Committee may authorize one or more officers of the Company to select persons to participate in the Plan and to determine the number and type of Awards and other rights to be granted to such persons, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may become “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”), as reasonably determined by the Committee, and any reference in the Plan to the Committee shall include such authorized officer or officers.

3.	Participation.

Participants may consist of all employees, officers and consultants of the Company and its subsidiaries and all non-employee directors of the Company. Any corporation or other entity in which the Company has a direct or indirect equity interest shall be a subsidiary for purposes of the Plan. Designation of a participant in any year shall not require the Committee (or its designee) to designate that person to receive an Award in any other year or to receive the same type or amount of Award as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective Awards.

4.	Shares Reserved for Awards.

(a) Subject to adjustment as provided in Section 12 below, there is hereby reserved for grant and issuance under the Plan an aggregate of five million two hundred and ninety-nine thousand (5,299,000) shares of Common Stock for the purpose of making Awards under Section 5 of the Plan. Shares subject to the Plan may either be authorized and unissued shares or shares reacquired by the Company. Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full may again be made subject to an Award under the Plan. No participant may receive an Award in the form of Stock Options (as defined in Section 6 below), SARs (as defined in Section 7 below), Restricted Stock (as defined in Section 8 below), Restricted Stock Units (as defined in Section 8 below)

or any combination thereof under the Plan with respect to more than 500,000 shares of Common Stock in any calendar year. For purposes of determining the share reserve under this Section 4, each share of Common Stock issued pursuant to an Award of Restricted Stock or Restricted Stock Units shall count as 1.0 share of Common Stock. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 12 below. All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options (as defined under Section 422(b) of the Code). At all times the Company will reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Common Stock.

(b) In connection with the acquisition of any business by the Company or any of its subsidiaries, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Board determines. The date of any such Award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company and its subsidiaries for purposes of such Award. Any shares of Common Stock underlying any Award pursuant to any such acquisition shall be disregarded for purposes of applying the share reserve and shall not reduce the number of shares of Common Stock otherwise available under Section 4 above.

5.	Awards.

The Committee is authorized to make any Award under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan. For purposes of this Plan, “Award” means an award of any Stock Option, SARs, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock or Cash Awards, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

6.	Stock Options.

(a) A “Stock Option” is a right to purchase a number of shares of Common Stock at such exercise price, at such times and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award. Stock Options may be granted to participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each Stock Option. The Committee may grant Stock Options as Incentive Stock Options or Stock Options that are not intended to qualify as Incentive Stock Options, as the Committee, in its sole discretion, shall determine. The option price for a Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Stock Option is granted. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant. Stock Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date of its grant. The option price, upon exercise of any Stock Option, shall be payable to the Company in full by (i) cash payment or its equivalent, (ii) tendering previously acquired shares purchased on the open market or held for at least six months having a Fair Market Value at the time of exercise equal to the option price, or certification of ownership of such previously-acquired shares and (iii) such other methods of payment as the Committee, at its discretion, deems appropriate. In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the Stock Option to the participant at a lower exercise price or reduce the option price of an outstanding Stock Option. Further, to the extent that the number of shares reserved against a Stock Option exceed the actual number of shares issued in settlement of that Stock Option, such excess reserve shall be deemed to remain in the Plan and be eligible for future grant or issuance.

(b) Stock Options intended to qualify as Incentive Stock Options may only be granted to employees of the Company, a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code), as determined by the Committee. No Incentive Stock Option shall be transferable by a participant otherwise than by will or the laws of descent and distribution, and is exercisable, during the participant’s lifetime, only by the participant. No Incentive Stock Option shall be granted to any person if immediately after the grant of such Award, such person would own stock of the Company, including Common Stock subject to outstanding Awards held by him or her under the Plan or any other plan established by the Company, amounting to more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, unless the exercise price of any such Stock Option is 110% of the Common Stock’s Fair Market Value on the grant date and the exercise period for any such Stock Option is not more than five (5) years. If and to the extent that any shares of Common Stock are issued under a portion of any Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such shares shall not be treated as issued under an Incentive Stock Option in accordance with applicable Treasury regulations notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a participant may cause a Stock Option to cease to qualify as an Incentive Stock Option pursuant to the Code and by accepting a Stock Option the participant agrees in advance to such disqualifying action.

7.	Stock Appreciation Rights.

A “Stock Appreciation Right” or “SAR” is a right to receive value with respect to a specific number of shares of Common Stock equal to or otherwise based on the excess of (i) the Fair Market Value of a share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award. SARs may be granted to a participant at any time as determined by the Committee. A SAR may be granted in tandem with a Stock Option granted under the Plan or on a free-standing basis. The Committee also may, in its discretion, substitute SARs that can be settled only in stock for outstanding Stock Options. The grant price of a tandem or substitute SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the Fair Market Value of a share of Common Stock on the date of its grant. A SAR may be exercised upon such terms and conditions as the Committee in its sole discretion determines; provided, however, that the period during which a SAR may be exercised shall not exceed the option term in the case of a tandem or substitute SAR or ten (10) years in the case of a free-standing SAR and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of a SAR, the participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee, except in the case of a substitute SAR, in which case payment may be made only in stock. Further, to the extent the number of shares reserved against a SAR is greater than the number of shares actually issued in settlement of a SAR, the excess reserve shall be deemed to remain in the Plan and be eligible for future grant or issuance.

8.	Restricted Stock and Restricted Stock Units.

“Restricted Stock” is a grant of shares of Common Stock subject to such conditions as are expressed in the document(s) evidencing the Award. A “Restricted Stock Unit” is a right to receive, in Common Stock, the Fair Market Value of one share of Common Stock, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award. Restricted Stock and Restricted Stock Units may be awarded or sold to participants under such terms and conditions as shall be established by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, one or more of the following: (i) a prohibition against sale, assignment, transfer, pledge, hypothecation and other encumbrance for a specified period; and (ii) a requirement that the holder forfeit (or in the case of shares or units sold to the participant, resell to the Company at cost) such unvested shares or units in the event of termination of employment during the period of restriction. All restrictions shall expire at such times as the Committee shall specify.

9.	Other Stock or Cash Awards.

In addition to the incentives described in Sections 6 through 8 above, the Committee may grant other incentives payable in cash or in Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate (“Other Stock or Cash Awards”).

9A. Peformance Awards.

9A.1 Generally.

“Executive Officer” means any ‘covered employee’ within the meaning of Section 162(m)(3) of the Code.

“Performance Award” means an Award granted pursuant to this Section 9A of a contractual right to receive Stock or a fixed or variable amount of cash (as determined by the Committee) upon the achievement, in whole or in part, of the applicable Performance Criteria. A grant of Restricted Stock Awards or Stock Unit Awards may be designed to qualify as Performance Awards.

“Performance Criteria” means the objectives established by the Committee for a Performance Period pursuant to Section 9A.3 below for the purpose of determining the extent to which an Award of Performance Awards has been earned.

“Performance Period” means the period of no less than six months (six) months selected by the Committee during which performance is measured for the purpose of determining the extent to which an Award of Performance Awards has been earned.

The Committee shall have the authority to determine (i) the Participants who shall receive Performance Awards, (ii) the size, number, amount or value, as applicable, of Performance Awards, and (iii) the Performance Criteria applicable in respect of such Performance Awards for each Performance Period. The Committee shall determine the duration of each Performance Period (which may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Each grant of Performance Awards shall be evidenced by an Award Agreement that shall specify the Performance Criteria applicable thereto and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

9A.2 Earning of Performance Awards.

The grant and/or vesting of Performance Awards shall be contingent, in whole or in part, upon the attainment of specified Performance Criteria or the occurrence of any event or events involving a Change in Control Event, death or Total Disability, as the Committee shall determine either at or after the Award Date; provided, however, that in the event of a Change in Control Event, vesting of Performance Awards may be accelerated to include a number of shares not greater than the target number of shares, regardless of attainment (or lack thereof) of the Performance Criteria. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition earning of Performance Awards on the Participant completing a minimum period of service following the Award Date or on such other conditions as the Committee shall specify.

9A.3 Performance Criteria.

At the discretion of the Committee, Performance Criteria may be based upon the relative or comparative attainment of one or more of the following criteria during a Performance Period, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: total stockholder return (inclusive or exclusive of dividends paid); stock price; gross, operating or net earnings or margins; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings or operating income before or after administrative expenses, interest, taxes, depreciation, amortization or construction costs; operating cash flow; earnings per share; price per share; economic value added; ratio of operating earnings to capital spending; net sales; sales growth; return on assets, capital or equity; income; market share; level of expenses; revenue; revenue growth; cash flow; increases in customer base; capital expenditures; cost reductions and expense control objectives; compliance with environmental or regulatory goals or requirements; budget objectives; working capital; strategic business criteria consisting of one or more Corporation objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or product development goals; mergers, acquisitions and divestitures; and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries.

At the time the Committee establishes Performance Criteria for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, the cumulative effects of accounting changes or such other objective factors as the Committee deems appropriate. Unless otherwise explicitly stated by the Committee at the time Performance Criteria are established, each applicable performance goal shall be appropriately adjusted for one or more of the following items: (a) asset impairments or write downs; (b) litigation judgments or claim settlements; (c) the effect of changes in tax law, accounting principles or such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary nonrecurring items as described in Accounting Standards Codification (ASC) 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) the operations of any business acquired by the Company or any affiliate or of any joint venture in which the Company or affiliate participates; (g) the divestiture of one or more business operations or the assets thereof; or (h) the costs incurred in connection with such acquisitions or divestitures; or (i) charges for stock based compensation.

The Committee may at any time adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

9A.4. Payment of Awards.

As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the amount, number or value, as applicable, of the Performance Awards that have been earned on the basis of performance in relation to the established Performance Criteria. Earned Performance Awards shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary as soon as practicable after the expiration of the Performance Period and the Committee’s certification, provided that, unless the payment of a Performance Award has been deferred in accordance with Section 409A of the Code, distributions of a Performance Award shall be made no later than March 15 of the year following the year in which the amount is earned.

9A.5. Newly Eligible Participants.

Notwithstanding anything in this Section 9A to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Awards after the commencement of a Performance Period.

10.	Covered Employment.

Unless Company policy or the Committee otherwise provides, the employment relationship covered under an Award shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or (ii) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee on an approved leave of absence, continued vesting of a participant’s Award while on leave may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall a Stock Option be exercised after the expiration of the term set forth in the document(s) evidencing the Award. For purposes of the Plan and any Award, if an entity ceases to be a subsidiary of the Company, termination of employment or service shall be deemed to have occurred with respect to each participant in respect of such subsidiary who does not continue as an employee or service provider in respect of the Company or another subsidiary after such event giving effect to such subsidiary’s change in status.

11.	Change of Control.

Subject to the provisions of paragraph 9A.2, above, the Committee may provide for full or partial vesting and payment of a participant’s Award in the event of a Change in Control (as hereinafter defined) of the Company in its sole discretion. The term “Change of Control” shall mean the occurrence of any of the following:

(a) the acquisition by any Person (as hereinafter defined) of 50% or more of the outstanding Common Stock of the Company (the “Outstanding Company Stock”), provided that, for purposes of this Section 11(a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person that controls, is controlled by or is under common control with, the Company, or (iii) a Non-Qualifying Business Combination (as hereinafter defined); or

(b) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, the Persons who had Beneficial Ownership (as hereinafter defined) of the Outstanding Company Stock immediately prior to such Business Combination have Beneficial Ownership immediately following the consummation of such Business Combination, directly or indirectly, of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting or surviving from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock (a Business Combination that satisfies this exception shall be deemed to be a “Non-Qualifying Business Combination”); or

(c) individuals who, as of the Effective Date (as defined in Section 19 below) or such subsequent date as the Board may determine from time to time to be applicable for this Change of Control definition (the “Base Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that, for purposes of this Section 11(c), any individual who becomes a director subsequent to the Base Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, excluding, however any such individual who initially assumes office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board, no Change of Control shall be deemed to have occurred with respect to an Award if (i) a participant is a member of a group that first announces a proposal which, if successful, would result in a Change of Control and which proposal (including any modifications thereof) is ultimately successful, (ii) the participant acquires a two percent (2%) or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in clause (i) above in this paragraph, or (iii) treatment of an event which is otherwise a Change of Control under this Section 11 with respect to such Award would result in violation of the rules relating to “nonqualified deferred compensation plans” under Section 409A(a) of the Code.

For purposes of this definition of Change of Control, “Person” means an individual, corporation, partnership, joint venture corporation, trust, unincorporated organization, government (or agency or political subdivision thereof), group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act or any other entity, and “Beneficial Ownership” means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

12.	Adjustment.

(a) The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Company as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(i) proportionately adjust any or all of (A) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (B) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (C) the grant, purchase, or exercise price of any or all outstanding Awards, (D) the securities, cash or other property deliverable upon exercise of any outstanding Awards, (E) the performance standards appropriate to any outstanding Awards, and/or (F) the number of shares reserved for issuance as set forth in Section 4(a) above.

(ii) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

(b) The Committee shall value Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Stock Options, SARs or similar rights, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected participant.

(c) In any of the events described in this Section 12, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the participant to realize the Awards intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 12(a)(i) above shall nevertheless be made.

13.	Nontransferability.

Each Award made under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative. In the event of the death of a participant, exercise of any benefit or payment with respect to any benefit shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at its discretion, the Committee may permit the donative transfer of any Award under the Plan (other than an Incentive Stock Option) by the participant subject to such terms and conditions as may be established by the Committee.

14.	Taxes.

The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, and the Company may defer making payment or delivery as to any Award, if any such tax is payable until indemnified to its satisfaction. At the discretion of the Committee, a participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have the Company withhold shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld. Notwithstanding the foregoing, any fractional share under an Award shall be applied toward tax withholding. In the event that a participant elects to have shares withheld to pay withholding taxes upon vesting of shares, the withheld shares may be returned to the Plan for future issuance or grant hereunder.

15.	Duration, Amendment and Termination.

No Award shall be made after June 1, 2032; provided, however, that the terms and conditions applicable to any Award granted on or before such date may thereafter be amended or modified by mutual agreement between the Company and the participant, or such other person as may then have an interest therein. The Board or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant’s consent. No material amendment of the Plan shall be made without stockholder approval consistent with the Exchange’s listing requirements.

16.	Fair Market Value.

The “Fair Market Value” of a share of the Common Stock for a given date for purposes of the Plan means (i) the last reported closing price for a share of Common Stock on the Exchange, (ii) in the absence of reported sales on the Exchange on a given date, the closing price of the Exchange on the last date on which a sale occurred prior to such date; or (iii) if the Common Stock is no longer publicly traded on the Exchange, the value determined in good faith by the Committee. Notwithstanding the foregoing, the Committee may determine the Fair Market Value at any time in such other manner consistent with Section 409A of the Code as the Committee may deem equitable or as required by applicable law or regulation.

17.	Other Provisions.

(a) Awards shall be evidenced by a written agreement between the Company and a participant setting forth such terms, conditions and restrictions as the Committee determines appropriate (whether or not applicable to Awards granted to other participants), including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of Common Stock after exercise or vesting of benefits (including Change of Control), forfeiture of Awards in the event of termination of employment shortly after exercise or vesting, or breach of non-competition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a benefit for such period and upon such terms as the Committee shall determine.

(b) In the event any benefit under the Plan is granted to a participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.

(c) The Committee, in its sole discretion, may permit or require a participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an Award under the Plan credited to a deferred compensation or stock unit account established on the participant’s behalf by the Committee.

(d) A participant’s right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan. Payments and other benefits received by a participant under a benefit made pursuant to the Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee retirement or welfare benefit plans or arrangements, if any, provided by the Company or any subsidiary or affiliate, except where the Board or Committee expressly otherwise provides or authorizes in writing. Awards may be made in addition to, in combination with, as alternatives to or in payment of commitments under any other plans or arrangements of the Company or its subsidiaries.

(e) Notwithstanding the form of Award granted hereunder, to the extent that any Award made hereunder is unvested, the participant shall not be entitled either to vote or to receive dividend or dividend equivalent payments (whether in the form of cash or stock) with respect to shares represented by such unvested Award.

(f) The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code). Notwithstanding anything to the contrary, a Participant’s change in status shall not be deemed a termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a termination, unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first (1st) business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

18.	Governing Law, Construction and Severability.

The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws). If a court of competent jurisdiction holds any provision hereunder invalid and unenforceable, the remaining provisions of the Plan will continue in effect. It is the intent of the Company that the benefits and transactions permitted by benefits be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the agreements reflecting the benefits, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant or other person for Section 16 consequences of benefits or events in connection with a benefit if a benefit or related event does not so qualify.

19.	Stockholder Approval.

This amended and restated Plan was approved by the affirmative vote of the holders of a majority of the votes cast at the annual meeting of stockholders on June 1, 2022 (the “Effective Date”) and became effective on the date of such stockholder approval.

20.	Predecessor Plan.

This amended and restated Plan shall serve as the successor to the 1994 Stock Incentive Plan of the Company, as may have been amended, restated or otherwise modified prior to the Effective Date (the “Predecessor Plan”). All stock options granted under the Predecessor Plan shall be treated as Awards under the Plan and be governed by the terms and conditions of the Plan. No further stock options will be granted under the Predecessor Plan.